UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2018

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

701 S. Carson Street

Suite 200

Carson City, NV 89701

Tel: 530-539-4329

(Address of principal executive offices, including Zip Code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 17, 2018 the Company entered into an Agreement with a private accredited investor whereby the investor agreed to purchase in the aggregate 3,125,000 shares of the Company’s common stock at $.16 per share on the following schedule:

May 18, 2018 625,000 common shares by tendering to the Company $100,000
*This payment has been received by the Company
June 18, 2018 500,000 common shares by tendering to the Company $80,000
July 18, 2018 500,000 common shares by tendering to the Company $80,000
August 18, 2018 500,000 common shares by tendering to the Company $80,000
September 18, 2018 500,000 common shares by tendering to the Company $80,000
October 18, 2018 500,000 common shares by tendering to the Company $80,000

All of the shares shall carry a restrictive legend

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2018 the Company consummated a funding agreement with Bellridge Capital Partners, LLC (“Bellridge”) whereby Bellridge provided the Company with net funds of $50,000 on a convertible promissory note with a face amount of $60,000 which carries an annual interest of 10%, has a term of 12 months, may be convertible at the option of the holder after 6 months at a 10% discount to market and is redeemable by the Company according to the following schedule: (i) if the redemption is prior to the 90th day this Note is in effect (including the 90th day), then for an amount equal to 120% of the unpaid principal amount of this Note along with any interest that has accrued during that period; (ii) if the redemption is on the 91st day this Note is in effect, up to and including the 180th day this Note is in effect, then for an amount equal to 140% of the unpaid principal amount of this Note along with any accrued interest; (iii) This Note may be redeemed after the 180th day this Note is in effect then for an amount equal to 150% of the unpaid principal amount of this Note along with any accrued interest.

Item 8.01 Other Information

On May 24, 2018 the Company executed a term sheet with Oasis Capital (“Oasis”) whereby Oasis committed to provide an Equity Line of up to $12 million dollars to the Company over a three-year term, subject to the execution of definitive agreements and the effective completion by the Company of an S-1 registration statement on the common shares that Oasis is to purchase under the Equity Line Agreement. Under the terms of the Term Sheet and discussions Oasis would receive 5% of the amount of the Equity line as a commitment fee, which would be paid by the Company as preferred equity and would purchase common shares from the Company at only a 15% discount to market according to a formula to be contained in the definitive agreements. The Company would determine the timing of any sale of shares to Oasis by providing Oasis a “Put” under the formula contained in the definitive agreements.

Management believes that these three agreements in conjunction with the agreement with Tellson Securities to raise $5 million in capital for the Company are necessary steps but not the only steps that the Company may take to have adequate capital to fully execute its business plan (for more information about Tellson Securities see subsequent events in Form 10-k for the period ended December 31, 2017)

Exhibit No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 01, 2018

12 Retech Corporation

/s/ Angelo Ponzetta
By:	Angelo Ponzetta
Its:	Chief Executive Officer